Exhibit 99.1

CORONADO BIOSCIENCES REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

Burlington, MA – March 16, 2015 – Coronado Biosciences, Inc. (NASDAQ: CNDO) announced its financial results for the fourth quarter and year ended December 31, 2014.

Dr. Lindsay A. Rosenwald, Coronado’s Chairman, President and CEO, said, “We have made substantial progress in 2014 and are leveraging our extensive biopharmaceutical business, financial and drug development expertise to invest in the acquisition, development and commercialization of novel pharmaceutical and other biomedical products with high growth potential. We now have multiple subsidiaries focused on a number of important, growing therapeutic areas including dermatology, post-operative pain and immuno-oncology.”

Financial Highlights:

•	Coronado reported a net loss of $3.7 million, or $0.10 per share, for the fourth quarter of 2014 compared to a net loss of $9.8 million, or $0.27 per share, for the fourth quarter of 2013. For the year ended December 31, 2014, Coronado reported a net loss of $20.4 million, or $0.56 per share, compared to a net loss of $37.2 million, or $1.22 per share, for 2013.

•	Research and development expenses were $10.2 million for the year ended December 31, 2014, compared to $25.7 million for 2013. General and administrative expenses totaled $10.4 million for the year ended December 31, 2014, compared to $10.1 million for 2013. In 2014, the decrease in research and development expenses was due to the cessation of our Phase 2 trial for TSO compared to the start up of a much smaller Phase 2 trial in 2014. The increase in general and administrative expenses in 2014 was due to expenses related to Coronado’s increased business development activities.

•	At December 31, 2014, Coronado’s cash and cash equivalents and marketable securities totaled $69.8 million, and Coronado’s restricted cash totaled $14.6 million.

Recent Corporate Events:

•	Coronado formed a subsidiary, Journey Medical Corporation (JMC), to acquire and license dermatology products. Under the leadership of Claude Maraoui, CEO, JMC will begin building a portfolio of dermatological assets focused on acne, steroid-responsive dermatoses, pigmentation and antifungals for promotion to dermatologists and pediatricians. On March 10, 2015, JMC entered into a license and supply agreement to acquire rights to distribute a generic dermatological product.

•	Coronado invested in CB Pharma Acquisition Corp., which closed its initial public offering in late 2014. CB Pharma is a Cayman Islands exempted company formed as a blank check company for the purpose of entering into a business combination with one or more business or entities, with a current focus in the specialty pharma and generic drug industries, among others.

•	Coronado obtained an exclusive license to an intravenous (IV) formulation of Tramadol for the U.S. market from Revogenex Ireland Ltd. Coronado additionally formed a subsidiary, Avenue Therapeutics, Inc., to acquire, in-license, develop and commercialize products for the U.S. hospital market, and will transfer the Revogenex license to Avenue Therapeutics. In addition to IV Tramadol, Avenue Therapeutics plans to seek additional products.

•	Coronado closed a private placement of a promissory note for $10 million. The Company intends to use the proceeds from the offering to acquire medical technologies and products as well as create subsidiaries in which it can advance technologies and products.

•	Coronado formed a new subsidiary, Checkpoint Therapeutics, Inc., to develop a portfolio of fully human immuno-oncology targeting antibodies generated in the laboratory of Dr. Wayne Marasco, MD, PhD at Dana-Farber Cancer Institute. The portfolio of antibodies licensed from Dana-Farber includes antibodies targeting PD-L1, GITR and CAIX. Checkpoint Therapeutics plans to develop these novel immuno-oncology and checkpoint inhibitor antibodies on their own and in combination with each other. In connection with the license agreement with Dana-Farber, Checkpoint Therapeutics entered into a collaboration agreement with TG Therapeutics, Inc. to develop and commercialize the anti-PD-L1 and anti-GITR antibody research programs in the field of hematological malignancies.

About Coronado Biosciences

Coronado Biosciences is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical products. The Company’s portfolio currently includes novel immunotherapy agents for the treatment of autoimmune diseases and cancer. As part of its growth strategy, the Company is leveraging its biopharmaceutical business, financial and drug development expertise to invest in the acquisition, development and commercialization of innovative pharmaceutical and other biomedical products and technologies, using a variety of approaches including, but not limited to, licensing, partnerships, joint ventures, and/or public and private spin-outs. For more information, visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

CORONADO BIOSCIENCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$49,759	$99,521
Marketable securities	20,002	—
Prepaid expenses and other current assets	702	510
Total current assets	70,463	100,031
Property & equipment net	52	447
Restricted cash	14,586	—
Long-term investments, at fair value	4,160	—
Other	70	104
Total Assets	$89,331	$100,582

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$4,077	$11,210
Note payable, non-current	14,009	7,017
Other long-term liabilities	722	1,077
Total Liabilities	18,808	19,304
Stockholders’ Equity	70,523	81,278
Total Liabilities and Stockholders’ Equity	$89,331	$100,582

CORONADO BIOSCIENCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
($ in thousands except for share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating expenses:
Research and development	$1,766	$6,552	$10,239	$25,682
General and administrative	3,195	2,972	10,413	10,098
Loss from operations	(4,961)	(9,524)	(20,652)	(35,780)
Interest income	145	195	662	545
Interest expense	(132)	(469)	(1,338)	(1,923)
Change in fair value of investments	1,235	—	942	—
Net loss attributed to Common Stockholders	$(3,713)	$(9,798)	$(20,386)	$(37,158)
Basic and diluted net loss per common share	$(0.10)	$(0.27)	$(0.56)	$(1.22)
Weighted average common shares outstanding—basic and diluted	37,351,028	35,666,955	36,323,596	30,429,743